Registration No. 333-________
As filed with the Securities and Exchange Commission on October 15, 2014
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation of organization)	26-0351454 (I.R.S. Employer Identification No.)

2175 Point Boulevard,
Suite 375
Elgin, IL 60123
(Address of Principal Executive Offices)

EMPLOYEE STOCK PURCHASE PLAN OF 2008
(Full title of the plan)

Joseph Chalhoub	Copy to:
President and Chief Executive Officer Heritage-Crystal Clean, Inc. 2175 Point Boulevard, Suite 375 Elgin, IL 60123	Heidi J. Steele McDermott Will & Emery LLP 227 West Monroe Street, Suite 4700 Chicago, Illinois 60606
(Name and address of agent for service)

(847) 836-5670
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum offering price per	Proposed maximum aggregate offering	Amount of
Title of Securities to be Registered	registered(1)	share(2)	price(2)	registration fee
Common Stock, par value $0.01 per share, reserved for issuance under Registrant’s Employee Stock Purchase Plan of 2008	125,000	$14.78	$1,847,500	$214.68

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate amount of additional shares which may be issued if the anti-dilution and adjustment provisions of the Employee Stock Purchase Plan of 2008 become operative.

(2)
Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $14.78 per share, which is the average of the high and low sales prices of the common stock as reported on The Nasdaq Global Market on October 14, 2014.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 125,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Heritage-Crystal Clean, Inc. (the “Company”) for issuance under the Company's Employee Stock Purchase Plan of 2008 (the “Plan”). The Common Stock registered hereunder is in addition to 100,000 shares of Common Stock previously registered on the Company's Form S-8 filed on March 18, 2008 (Commission File No. 333-149791) and to 60,000 shares of Common Stock previously registered on the Company's Form S-8 filed on October 23, 2012 (Commission File No. 333-184569) (collectively the "Prior Registration Statements."
This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E, the contents of the prior registration statements are incorporated by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated by reference into this Registration Statement:
(a) Our Annual Report on Form 10-K for the year ended December 28, 2013 (filed with the SEC on March 3, 2014);
(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 22, 2014 and June 14, 2014 (filed with the SEC on May 1, 2014 and July 24, 2014, respectively);
(c) Our Definitive Proxy Statement for the Annual Meeting of Shareholders (filed with the SEC on April 7, 2014);
(d) Our Current Report on Form 8-K filed with the SEC on February 18, 2014, March 5, 2014, and May 6, 2014; and
(e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33987) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on March 10, 2008, including any subsequent amendments or reports filed for the purpose of updating such description.
All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Officers and Directors.
Section 145 of the Delaware General Corporation Law, or the DGCL, provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.
The Registrant’s amended and restated certificate of incorporation provides that the Registrant will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, any or all of which may be referred to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was at any time a director or officer of the corporation or, while a director or officer of the corporation, is or was at any time serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the Registrant will be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by the Registrant’s board of directors.
Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation limits the personal liability of the Registrant’s directors to the fullest extent permitted by Section 102 of the DGCL.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
The Registrant maintains directors’ and officers’ liability insurance for its officers and directors.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
Reference is made to the Exhibit Index.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois, on October 15, 2014.

HERITAGE-CRYSTAL CLEAN, INC.
By:	/s/ Joseph Chalhoub
Joseph Chalhoub, President and Chief Executive Officer
(Principal Executive Officer of the Registrant)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Joseph Chalhoub and Mark DeVita, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2014.

Signature	Title

/s/ Joseph Chalhoub Joseph Chalhoub	President, Chief Executive Officer and Director (Principal Executive Officer of the Registrant)

/s/ Mark DeVita Mark DeVita	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer of the Registrant)

/s/ Fred Fehsenfeld, Jr. Fred Fehsenfeld, Jr.	Director

/s/ Bruce Bruckmann Bruce Bruckmann	Director

/s/ Carmine Falcone Carmine Falcone	Director

/s/ Brian J. Recatto Brian J. Recatto	Director

/s/ Charles E. Schalliol Charles E. Schalliol	Director

/s/ Robert W. Willmschen, Jr. Robert W. Willmschen, Jr.	Director

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

4.1
Form of Amended and Restated Certificate of Incorporation of Heritage-Crystal Clean, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 (filed with the SEC on February 29, 2012)).

4.2
Amended and Restated Bylaws of Heritage-Crystal Clean, Inc. (incorporated herein by reference to Exhibit 3.2 of Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-143864)).

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1	Consent of Grant Thornton LLP.

24.1	Powers of Attorney (set forth on signature page).

99.1
Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan of 2008 (incorporated herein by reference to Exhibit 10.29 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-143864)).